Exhibit 10.20
EXCHANGE AND SUPPORT AGREEMENT
by and among
57TH STREET GENERAL ACQUISITION CORP.
CRUMBS HOLDINGS LLC
and
EXCHANGING MEMBERS
Dated May 5, 2011

i

Page

Section 7.12 Entire Agreement	17
Section 7.13 Severability	17
Section 7.14 Counterparts	18

ii

EXCHANGE AND SUPPORT AGREEMENT
     Exchange and Support Agreement, dated May 5, 2011 (this “Agreement”), by and among, 57th Street General Acquisition Corp., a Delaware corporation (“Parent”), Crumbs Holdings LLC, a Delaware limited liability company (the “Company”) and the Persons set forth on the signature page hereof and their Permitted Transferees (as defined herein) (each an “Exchanging Member” and, collectively, the “Exchanging Members”).
Preliminary Statements
     This Agreement is entered into pursuant to the Business Combination Agreement, by and among Parent, 57th Street Merger Sub LLC, the Company, the Exchanging Members and the representatives of the Company and the Exchanging Members (the “Member Representatives”), dated as of January 9, 2011, as amended on February 18, 2011, March 17, 2011 and on April 7, 2011 (as amended from time to time in accordance with its terms, the “Business Combination Agreement”).
     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Defined Terms. All capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Business Combination Agreement. For the purposes of this Agreement the following capitalized terms have the following meanings:
     “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, are authorized or required by law to close.
     “Certificate of Designation” means the Certificate of Designation adopted by the board of directors of Parent and filed with the Secretary of State of the State of Delaware on May 4, 2011 designating 915,000 shares of Parent Series A Voting Preferred Stock, as amended from time to time in accordance with its terms and applicable law.
     “Competition Laws” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended, and any other federal, state or foreign Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade, other than the HSR Act.
     “Common Stock” means common stock of Parent, par value $0.0001 per share.
     “Designated Recipient(s)” means the Exchanging Member or any other person the Exchanging Member designates as a recipient in the Exchange Notice, as applicable.

     “Escrow Agent” means Continental Stock Transfer & Trust Company or any successor escrow agent appointed in accordance with the Escrow Agreement.
     “Escrow Agreement” means the Escrow Agreement among Parent, the Company, the Exchanging Members, the Member Representatives and the Escrow Agent dated as of May 5 2011.
     “Exchange Date” means the date specified in any Exchange Notice as the “Exchange Date”, which must be a Business Day and must not be less than three (3) Business Days after the date upon which the Exchange Notice is received by the Company. If no such Business Day is specified in the Exchange Notice, the Exchange Date shall be deemed to be the third (3rd) Business Day after the date on which the Exchange Notice is received by the Company.
     “HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
     “Joinder Agreement” means a joinder agreement, pursuant to which a Permitted Transferee will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement as an Exchanging Member.
     “New Crumbs LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company, dated May 5, 2011, as amended from time to time in accordance with its terms.
     “New Crumbs Class A Voting Units” means the membership interests in the Company designated as “New Crumbs Class A Voting Units” in the New Crumbs LLC Agreement and any equity securities issued or issuable in exchange for, or with respect to, such New Crumbs Class A Voting Units (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.
     “New Crumbs Class B Exchangeable Units” means the membership interests in the Company designated as “New Crumbs Class B Exchangeable Units” in the New Crumbs LLC Agreement and any equity securities issued or issuable in exchange for, or with respect to, such New Crumbs Class B Exchangeable Units (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.
     “Obligation” means the obligation to deliver the Reciprocate Common Stock upon exercise of the exchange rights pursuant to Article II hereof.
     “Parent Series A Voting Preferred Stock” means the Series A Voting Preferred Stock of Parent, par value $0.0001 per share.
     “Preferred Stock Voting Multiple” has the meaning set forth in the Certificate of Designation. For avoidance of doubt, the Preferred Stock Voting Multiple shall initially be ten (10) votes per share and shall be subject to equitable adjustment pursuant to the Certificate of Designation.

     “Reciprocate Common Stock” means shares of Common Stock equal to the product of [A] the Exchange Amount as set forth in the Exchange Notice and Share Notice, multiplied by [B] the Exchange Ratio, as adjusted herein.
     “Registration Statement” means a registration statement filed by the Parent with the Securities and Exchange Commission in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time, and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities.
     “Transfer” of securities shall be construed broadly and shall include any direct or indirect issuance (other than an issuance of securities by the Company), sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include the sale or transfer of Reciprocate Common Stock to an Exchanging Member in connection with the exchange of its New Crumbs Class B Exchangeable Units.
     “Transfer Agent” means Continental Stock Transfer & Trust Company, or such other financial institution as may from time to time be designated by Parent to act as its transfer agent for Common Stock.
ARTICLE II
EXCHANGE RIGHT
          Section 2.1 Exchange Right. Each Exchanging Member shall have the right (the “Exchange Rights”) at any time and from time to time to surrender any or all of the New Crumbs Class B Exchangeable Units held by such Exchanging Member in exchange for the issuance by Parent to the Designated Recipient(s) of the Reciprocate Common Stock, as provided in and subject to the adjustments set forth in this Agreement and the Business Combination Agreement.
          Section 2.2 Exchange Right Procedures. Any Exchanging Member that elects to exercise the exchange right set forth in Section 2.1 shall tender to the Company the applicable number of New Crumbs Class B Exchangeable Units in exchange for Reciprocate Common Stock in accordance with the following procedures:
          (a) The Exchanging Member shall deliver to the Company: (i) a notice, with a simultaneous copy to Parent, substantially in the form attached here to as Exhibit A (an “Exchange Notice”) specifying among other things (A) the number of New Crumbs Class B Exchangeable Units that such Exchanging Member wishes to exchange (the “Exchange Amount”), (B) the proposed Exchange Date, (C) the Designated Recipient(s), and (D) whether such shares should be delivered in certificated form or via book entry transfer and the appropriate delivery instructions; (ii) the certificates representing such New Crumbs Class B

Exchangeable Units (the “Class B Units Certificate(s)”), to the extent such New Crumbs Class B Exchangeable Units are certificated; and (iii) the certificates representing a number of shares of Parent Series A Voting Preferred Stock equal to or greater than the quotient of [A] the Exchange Amount set forth in the Exchange Notice, divided by [B] the Preferred Stock Voting Multiple (the “Series A Preferred Certificate(s)”);
          (b) As promptly and practicable and no later than one (1) Business Day following the receipt of an Exchange Notice and the applicable Class B Units Certificate(s) and Series A Preferred Certificate(s) from an Exchanging Member, the Company shall deliver to Parent a notice substantially in the form attached here to as Exhibit B (a “Share Notice”) specifying the Exchange Amount and the number of shares of Reciprocate Common Stock to be issued in connection with such exchange, together with a copy of the relevant Exchange Notice and the applicable Series A Preferred Certificate(s) for automatic redemption pursuant to the Certificate of Designation;
          (c) As promptly and practicable and no later than one (1) Business Day after the delivery by the Exchanging Member of an Exchange Notice, Parent shall instruct the Transfer Agent to:
     (i) issue and contribute to the Company the Reciprocate Common Stock on or prior to the Exchange Date;
     (ii) to deliver the Reciprocate Common Stock to the Company in the names of the Designated Recipient(s) as set forth in the Exchange Notice, either by book entry transfer (to the extent permissible under this Agreement) or certificated form as set forth in the applicable Exchange Notice; and
     (iii) to record successive transfers of Reciprocate Common Stock issued pursuant to any Exchange Notice first as a contribution of such shares by Parent to the capital of the Company, second as a transfer from the Company to the Exchanging Member in exchange for the redemption of the New Crumbs Class B Exchangeable Units tendered for exchange, and third, if any of the Designated Recipient(s) are not the Exchanging Member, a transfer of the relevant portion of the Reciprocate Common Stock from the Exchanging Member to the Designated Recipient(s), in each case, as of the Exchange Date.
The Company shall deliver (or promptly cause to be delivered) such Reciprocate Common Stock to the Designated Recipient(s) on the Exchange Date in exchange for the number of New Crumbs Class B Exchangeable Units being exchanged by the Exchanging Member.
          (d) Upon contribution by Parent of the Reciprocate Common Stock to the Company and subject to receipt by the Designated Recipient(s) of such Reciprocate Common Stock and there having been no revocation of the applicable Exchange Notice by the Exchanging Member in advance of such receipt, the Company shall issue to Parent a number of New Crumbs Class A Voting Units equal to the product of [A] the Exchange Amount as set forth in the Exchange Notice and Share Notice, multiplied by [B] the Exchange Ratio, and shall cancel a number New Crumbs Class B Exchangeable Units held by the Exchanging Member equal to the

Exchange Amount. Parent’s capital account with respect to the newly issued New Crumbs Class A Voting Units shall be equal to the capital account of the cancelled New Crumbs Class B Exchangeable Units.
          Section 2.3 Revocation of Exchange Notice. At any time prior to the Designated Recipient’s receipt on the Exchange Date of the Reciprocate Common Stock in respect of an Exchange Notice, the Exchanging Member may revoke the Exchange Notice by written notice to the Company and Parent. Upon timely receipt of such written notice of revocation, Parent shall return to the Company the applicable Series A Preferred Certificate(s) and the Company shall then return to the Exchanging Member the applicable Series A Preferred Certificate(s) and Class B Units Certificate(s) delivered with such Exchange Notice.
          Section 2.4 Replacement Securities. In any case where less than all of the New Crumbs Class B Exchangeable Units or Parent Series A Voting Preferred Stock represented by a certificate tendered by an Exchanging Member for exchange are to be exchanged pursuant to the Exchange Notice, Parent and/ or the Company, as applicable, shall issue or cause to be issued a replacement certificate representing that number of New Crumbs Class B Exchangeable Units or shares of Parent Series A Voting Preferred Stock remaining after giving effect to the Exchange Notice, issued in the name of the Exchanging Member and to deliver such replacement certificate as provided in the Exchange Notice.
          Section 2.5 Effect on New Crumbs Class B Exchangeable Units and Parent Series A Voting Preferred Stock Surrendered. Upon the delivery to the Designated Recipient(s) of the Reciprocate Common Stock on the relevant Exchange Date in connection with an exchange contemplated by an Exchange Notice which has not been revoked, subject to the provisions of Section 2.4, the Exchanging Member shall cease to be a holder of the portion of such Parent Series A Voting Preferred Stock and New Crumbs Class B Exchangeable Units being surrendered for exchange and shall have no further rights whatsoever with respect to such securities. Following receipt by the Designated Recipient(s) of the Reciprocate Common Stock, and provided there has been no revocation of the applicable Exchange Notice by the Exchanging Member in advance of such receipt, subject to the provisions of Section 2.4, the surrendered New Crumbs Class B Exchangeable Units shall be deemed cancelled by the Company and shares of Parent Series A Voting Preferred Stock shall be automatically redeemed by Parent in accordance with the Certificate of Designation. For the avoidance of doubt, the completion of an automatic redemption of the aforementioned Parent Series A Voting Preferred Stock Parent shall not be a condition to the issuance and delivery of the Reciprocate Common Stock.
          Section 2.6 Take-Overs, Mergers and Registrations. Parent and the Company shall use their commercially reasonable efforts to expeditiously and in good faith provide holders of New Crumbs Class B Exchangeable Units with sufficient notice so that such holders may participate in any take-over bid, merger, consolidation, share exchange offer, third party or issuer tender offer, arrangement or similar transaction or Registration Statement involving the Common Stock and, to facilitate participation in any such transaction or Registration Statement, to adopt reasonable modifications (following good faith consultation with the Exchanging Members) to the exchange procedures set forth in this Agreement so that any exercise required in respect thereof shall be effective only upon, and shall be conditional upon, the closing of such transaction or effectiveness of such Registration Statement.

ARTICLE III
EXCHANGE RATIO
          Section 3.1 Exchange Ratio; Adjustment of Exchange Ratio. Except as otherwise adjusted as provided for in Section 4.6, the ratio which each unit of New Crumbs Class B Exchangeable Units are exchangeable for a share of Common Stock shall be one (1) (the “Exchange Ratio”).
ARTICLE IV
SUPPORT
          Section 4.1 Taxes; Tax Treatment. Any and all share issuances or contributions hereunder shall be made free and clear of any and all present or future transfer Taxes and all liabilities with respect thereto. Each party shall pay any and all transfer Taxes that he, she or it is required to pay under applicable law.
          Section 4.2 No Effect on Agreement. Except as provided in this Agreement or otherwise agreed to by the parties hereto in writing, the obligations of Parent under this Agreement shall not be altered, limited, impaired or otherwise affected by:
          (a) any modification or amendment, in whole or in part, of the terms of the New Crumbs Class B Exchangeable Units or any other instrument or agreement evidencing or relating to any of the foregoing;
          (b) the validity or enforceability of the Obligation or of the New Crumbs Class B Exchangeable Units or any other instrument or agreement evidencing or relating to any of the foregoing;
          (c) any change, whether direct or indirect, in Parent’s relationship to the Company, including any such change by reason of any merger or consideration or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of Parent or any other entity;
          (d) the failure by an Exchanging Member to bring an action against the Company, Parent or any other party liable on the Obligation;
          (e) any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Parent or the Company or any defense which Parent or the Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and
          (f) any other act or omission that may or might in any manner or to any extent vary the risk of Parent or the Company or that may or might otherwise operate as a discharge of Parent as a matter of law or equity, other than the performance of the Obligation and this Agreement.
          Section 4.3 Continuing Agreement. This Agreement shall be construed as a continuing, absolute and unconditional, subject to the compliance by the parties with the requirements and procedures set forth herein, agreement to issue Reciprocate Common Stock (or other property as provided herein) and a guarantee of performance of the Obligation and shall not be conditioned or contingent upon the pursuit by Exchanging Members at any time of any right or remedy against Parent or the Company. This Agreement shall remain in full force and effect until it is terminated in accordance with Section 7.1.
          Section 4.4 Reservation of Shares. Parent shall, and shall authorize and direct the Transfer Agent and any other current or future transfer agents for the Common Stock and/or the Parent Series A Voting Preferred Stock to, at all times while New Crumbs Class B Exchangeable Units are outstanding or are issuable (whether such obligation is absolute or contingent) pursuant to this Agreement, the Business Combination Agreement, the Certificate of Designation and/or the New Crumbs LLC Agreement, reserve and keep available, from its authorized and unissued capital stock, sufficient shares of Common Stock and Parent Series A Voting Preferred Stock solely for issuance and delivery as and when required under this Agreement and/or such other agreements. Parent shall, from time to time, take any and all steps necessary to increase the authorized number of shares of Common Stock if, at any time, the authorized number of shares of Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the exchange in full of all outstanding Class B Exchangeable Units outstanding or issuable (whether such obligation is absolute or contingent) pursuant to the Business Combination Agreement and/or the Crumbs LLC Agreement. The Transfer Agent and any other current or future transfer agent(s) for the Parent Series A Voting Preferred Stock and Common Stock, if applicable, shall be authorized to requisition from time to time from the Parent certificates for the Common Stock and/or Parent Series A Voting Preferred Stock required to honor outstanding shares of Parent Series A Voting Preferred Stock or Common Stock in accordance with the terms of this Agreement, the Certificate of Designation, the Business Combination Agreement, the Crumbs LLC Agreement and/or the Escrow Agreement and the Parent shall authorize and direct such transfer agents to comply with all such requests of the transfer agent(s) for the Parent Series A Voting Preferred Stock and Common Stock. Parent will supply such transfer agents with duly executed stock certificates for such purposes.
          Section 4.5 Reports to Holders.
     So long as any shares of Parent Series A Voting Preferred Stock remain outstanding, if Parent is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), Parent shall cause quarterly reports (containing unaudited financial statements) for the first three quarters of each fiscal year and annual reports (containing audited financial statements and an opinion thereon by Parent’s independent certified public accountants) which the Parent would be required to file under Section 13 of the Exchange Act if it had a class of securities listed on a national securities exchange to be mailed to each holder of record of the shares of Parent Series A Voting Preferred Stock appearing on the stock books of Parent as of the date of such mailing at the address of said holder shown therein within 15 days after the date when such report would have been required to be filed under Section 13 of the Exchange Act.
          Section 4.6 Restrictions on Parent.

          (a) Parent may not directly or indirectly acquire, whether by merger, reorganization, consolidation, purchase, or otherwise, any business, material assets or securities (other than securities of the Parent) unless, following such transaction, such business, material assets or securities (other than securities of the Parent) are owned by the Company or a wholly owned subsidiary of the Company.
          (b) Except as provided in the New Crumbs LLC Agreement, neither Parent nor any subsidiary of Parent, other than the Company and its wholly owned subsidiaries, shall own any assets or securities (other than Company securities, a de minimis amount of cash or other temporary investments or those necessary or incidental to the operation of Parent’s business as the public holding company of the Company or to the duties of Parent contemplated by this Agreement or the New Crumbs LLC Agreement) or operate any business (other than the holding of the securities of the Company, acting as an issuer of publicly traded securities or activities incidental thereto).
          (c) Parent may not issue shares of Parent Series A Voting Preferred Stock to any Person other than the Exchanging Members or pursuant to the Business Combination Agreement.
          Section 4.7 Dilutive Actions; Issuances; Fundamental Transactions.
          (a) If there is: (1) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of the New Crumbs Class B Exchangeable Units, Parent shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the Common Stock; or (2) any division, subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the Common Stock, Parent and the Company shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the New Crumbs Class B Exchangeable Units.
          (b) In the event that Parent issues any shares of Common Stock (other than pursuant to the terms herein), including in respect of options, warrants or other convertible securities, it shall immediately contribute the proceeds of such issuance, exercise or conversion to the Company in exchange for a number of New Crumbs Class A Voting Units equal to the number of shares of Common Stock so issued. Notwithstanding the foregoing, to the extent shares of Common Stock are issued in exchange of warrants pursuant to the Insider Warrant Exchange Agreements (as defined in the Business Combination Agreement), warrants received therefor shall be cancelled by Parent and Parent will have no obligation to contribute such warrants to the Company.
          (c) Except for issuances of Contingency Consideration as expressly contemplated by the Business Combination Agreement, in the event that Parent issues any securities other than shares of Common Stock, including convertible debt securities, preferred stock, options, warrants, or other securities exercisable for or convertible into Common Stock,

(other than pursuant to the terms herein), it shall immediately contribute, lend or otherwise provide the proceeds of such issuance to the Company.
          (d) In the event of any merger, acquisition, reorganization, consolidation, or liquidation of Parent involving a payment or distribution of cash, securities or other assets to the holders of Common Stock or any reclassification or other similar transaction as a result of which the shares of Parent Common Stock are converted into, among other things, another security (a “Fundamental Transaction”), the New Crumbs Class B Exchangeable Units shall remain outstanding and the exchange provisions of this Agreement shall thereafter permit the exchange of New Crumbs Class B Exchangeable Units for the amount of such cash, securities or other assets which an Exchanging Member would have received had he, she or it made an exchange for Common Stock immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such merger, acquisition, consolidation, reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Common Stock is converted or changed into another security, securities or other property, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security, securities or other property.
          (e) Parent shall provide all Exchanging Members with notice of any transaction referred to in clauses (a) and (d) of this Section 4.6 promptly after the Company proposes such transaction but in no event later than (i) 10 (ten) Business Days prior to record date of such transaction, if applicable, or (ii) 20 Business Days prior to the applicable effective date or expiration date of such transaction, or (iii) in any such case, such earlier time as notice thereof shall be required to be given pursuant to Rule l0b-17 under the Exchange Act. Such notice shall specify all material terms of such transaction, the record date (if applicable), the proposed date of consummation of such transaction (the “Proposed Consummation Date”) and the effect of such transaction on the Exchange Ratio.
          Section 4.8 Government Authority Approval.
          (a) General. Parent and the Exchanging Member shall cooperate with one another in (i) determining whether any action in respect of (including any filing with), or consent, approval, registration or qualification (other than registration under the Securities Act) or waiver by, any governmental authority under any United States federal or state law (a “Governmental Authority”) is required in connection with the issuance of Reciprocate Common Stock upon an exchange pursuant to Article II hereof, (ii) using commercially reasonable efforts to take any such actions (including making any filing or furnishing any information required in connection therewith) in order to obtain any such consent, approval, registration, qualification or waiver on a timely basis and (iii) keeping the other party promptly informed in all material respects with respect to any communication given or received in connection with any such action, consent, approval or waiver, including providing to each other in advance any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party.
          (b) Certain Filings. Parent covenants to make all appropriate filings required by the HSR Act and any Competition Laws with respect to the issuance of Reciprocate Common Stock upon an exchange pursuant to Article II hereof as promptly as practicable in advance of such intended exchange upon written request from the Exchanging Member and to use commercially reasonable efforts to supply, and shall cause its Affiliates to use commercially reasonable efforts to supply, as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any Competition Laws. Without limiting the foregoing, Parent shall, and Parent shall cause its Affiliates to, request early termination of any waiting period or comparable period under the HSR Act and will not extend any such period or enter into any agreement with any Governmental Authority not to consummate the issuance of Reciprocate Common Stock upon an exchange pursuant to Article II hereof, except with the prior written consent of the applicable Exchanging Member.
          (c) Parent’s Efforts. Without limiting the provisions set forth in paragraphs (a) and (b) above and subject to the provisions of this clause (c), Parent and its Affiliates shall use commercially reasonable efforts to take or cause to be taken any and all actions necessary, proper or advisable to obtain any consent, approval or waiver relating to the HSR Act or any Competition Law that is required for the consummation of the issuance of Reciprocate Common Stock upon an exchange pursuant to Article II hereof. Nothing contained herein shall be construed to preclude Parent or the Company from satisfying their obligations in respect of the exchange of any New Crumbs Class B Exchangeable Unit by delivery of the Reciprocate Common Stock which are held in the treasury of Parent.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
          Section 5.1 Representations and Warranties of ParentParent represents and warrants as of the date hereof and as of the date of each Exchange that (i) it is a corporation duly incorporated and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby (including without limitation, the issuance of the Reciprocate Common Stock) have been duly authorized by all necessary corporate action on the part of Parent, including but not limited to all actions necessary to ensure that the issuance of Reciprocate Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of the Parent’s Board of Directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations” of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby (collectively, “Takeover Laws”), (iv) this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally,

(v) the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby (including the issuance of the Reciprocate Common Stock) will not (A) result in a violation of the Certificate of Incorporation of Parent or the Bylaws of Parent or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Parent is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Parent or by which any property or asset of the Parent is bound or affected, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not reasonably be expected to have a material adverse effect on the Parent or its business, financial condition or results of operations; (vi) upon issuance to a Designated Recipient as contemplated by this Agreement, the Reciprocate Common Stock will be duly authorized and validly issued, fully paid and non-assessable and will be free of restrictions on transfer and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein); and (vii) to the extent shares of Common Stock are listed on a national securities exchange, all shares of Common Stock shall, at all times that Class B Exchangeable Units are exchangeable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Stock is then listed.
          Section 5.2 Representations and Warranties of the Exchanging Members. Each Exchanging Member, severally and not jointly, represents and warrants that as of the date hereof and as of the date of each Exchange (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Exchanging Member, (iv) this Agreement constitutes a legal, valid and binding obligation of such Exchanging Member enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by such Exchanging Member and the consummation by such Exchanging Member of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the Certificate of Incorporation and Bylaws or other organizational documents of such Exchanging Member or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Exchanging Member is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable such Exchanging Member, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such Exchanging Member of this Agreement.

ARTICLE VI
SECURITIES LAW MATTERS
          Section 6.1 Securities Law Transfer Restrictions. Each Exchanging Member agrees that it shall not offer, sell or otherwise Transfer any Common Stock issued pursuant to this Agreement or Parent Series A Voting Preferred Stock issued pursuant to the Business Combination Agreement other than (a) to the Parent or the Company; (b) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act; (c) within the United States in accordance with (i) Rule 144A under the Securities Act to a person who the seller reasonably believes is a Qualified Institutional Buyer (as defined therein) that is purchasing for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the offer, sale, or Transfer is being made in reliance on Rule 144A, if available, or (ii) the exemption from registration under the Securities Act provided by Rule 144 thereunder, if applicable; (d) in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities; or (e) pursuant to an effective registration statement under the U.S. Securities Act, provided that with respect to sales or Transfers under (x) clauses (b), (c)(i) and, to the extent by an Exchanging Member that is not an Affiliate of the Parent proposing to Transfer such securities pursuant to Rule 144(b)(1) of the Securities Act, (c)(ii) of this Section 6.1, in each case, only if the Exchanging Member has furnished to the Company a customary certificate confirming compliance with such exemptions, reasonably satisfactory to the Company, prior to such sale or Transfer to the extent requested by the Company, or (y) clauses (c)(ii)(except with respect to transactions covered in the preceding clause (x)) or (d), only if the Exchanging Member has furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, prior to such sale or Transfer to the extent reasonably requested by the Company, and in each case in accordance with any applicable state securities laws in the United States or securities laws of any other applicable jurisdiction. Each Exchanging Member consents to the Company making a notation on its records and giving instructions to any registrar and transfer agent not to record any Transfer of Exchanging Member Shares without first being notified by the Company that it is reasonably satisfied that such Transfer is exempt from, or not subject to, the registration requirements of the Securities Act. The Company shall promptly notify the Transfer Agent upon reasonably determining that a proposed Transfer is exempt from, or not subject to, the registration requirements of the Securities Act.
          Section 6.2 Required Legends
          (a) Common Stock and Parent Series A Voting Preferred Stock. Each of the Parent, the Company and the Exchanging Members acknowledge and agree that all shares of Reciprocate Common Stock issued pursuant to this Agreement and all shares of Parent Series A Voting Preferred Stock issued pursuant to the Business Combination Agreement and/or this Agreement shall be issued and held in certificated form (except as provided in Section 6.2(c) below) and each such certificate evidencing such Exchanging Member’s ownership of such Parent Series A Voting Preferred Stock shall be stamped or otherwise imprinted with legends in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS

OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO APPLICABLE LAW. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THIS SECURITY IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE SECURITIES ACT IS SUBJECT TO THE COMPANY’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.”
          (b) Additional Legend on Parent Series A Voting Preferred Stock. Each of the Parent, the Company and the Exchanging Members acknowledge and agree that all shares of Parent Series A Voting Preferred Stock issued pursuant to the Business Combination Agreement or this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE CERTIFICATE OF DESIGNATION OF THE CORPORATION ADOPTED ON MAY 4, 2011 (AS AMENDED FROM TIME TO TIME, THE “CERTIFICATE OF DESIGNATION”) AUTHORIZING THE ISSUANCE OF THIS SECURITY INCLUDES, AMONG OTHER THINGS, TRANSFER RESTRICTIONS ON THE SERIES A VOTING PREFERRED STOCK OF THE COMPANY. THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF DESIGNATION CONTAINING THE ABOVE REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”
          (c) Removal of Legends. The Parent shall, at the request of an Exchanging Member, remove or cause to be removed from each certificate representing Common Stock and/or Parent Series A Voting Preferred Stock the legend described in Section 6.2(a), if it is reasonably satisfied (based upon opinion of counsel reasonably satisfactory to the Company, or in the case of an Exchanging Member proposing to Transfer such securities, pursuant to Rule 144(b)(1) of the Securities Act, a customary certificate confirming compliance with such exemptions, reasonably satisfactory to the Company) that such legend is no longer required under applicable requirements of the Securities Act.
          (d) Permitted Use Of Book Entry Transfer in Connection with Exchange. Furthermore, to the extent that any Reciprocate Common Stock is being issued as part of a subsequent transfer to a Designated Recipient (other than the Exchanging Member) (i) in a bona fide Transfer to a third party pursuant to an effective Registration Statement, or (ii) in connection with a proposed Transfer pursuant to Rule 144 promulgated under the Securities Act, Parent shall or shall cause any such Reciprocate Common Stock to be delivered, at the election of the Exchanging Member as set forth in the Exchange Notice, either (x) in certificated form without the legend set forth in Section 6.2(a) or (y) via book entry transfer to such securities accounts as are set forth in the applicable Exchange Notice. Furthermore, the Parent shall, at the request of an Exchanging Member, remove or cause to be removed from each certificate representing Parent Series A Voting Preferred Stock the legend described in Section 6.2(b) to the extent that the restrictions on transfer contained in Section 9 of the Certificate of Designation are no longer in effect.
          Section 6.3 Supplemental Listing. If any shares of the Common Stock are listed on any domestic stock exchange, Parent shall take all such actions as may be necessary to ensure that the shares of Reciprocate Common Stock issuable hereunder shall be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Stock is then listed. Parent shall take all such actions as may be necessary to ensure that all such shares of Reciprocate Common Stock may be so issued without violation of any requirements of any domestic stock exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Parent upon each such issuance).
ARTICLE VII
MISCELLANEOUS
          Section 7.1 Termination. This Agreement shall terminate upon the earlier of (i) the date that no New Crumbs Class B Exchangeable Units remain outstanding or otherwise issuable (whether such obligation is absolute or contingent) pursuant to the Business Combination Agreement and/ or the New Crumbs LLC Agreement or (ii) the mutual written consent of Parent (with the prior written consent of the independent directors of Parent), the Company and each of the Exchanging Members; provided, however, that Article V, Article VI and this Article VII shall survive such termination.
          Section 7.2 Parent’s Waivers. Subject to the compliance by the parties with the requirements and procedures set forth herein, (i) Parent waives any and all notice of the creation, renewal, extension or accrual of the Obligation and notice of or proof of reliance by the Exchanging Members upon this Agreement or acceptance of this Agreement, and (ii) the Obligation shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Agreement, and all dealings between Parent and the Exchanging Members shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Subject to the compliance by the parties with the requirements and procedures set forth herein, Parent waives presentment, demand, notice, and protest of all instruments included in or evidencing the Obligation and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Agreement.
          Section 7.3 Election of Remedies. Each and every right, power and remedy herein given to the Exchanging Members, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by any of the Exchanging Members.
          Section 7.4 Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by any of the Exchanging Members of any right, power or remedy, or delay or omission by any of the Exchanging Members in the exercise of any right, power or remedy which they may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by any of the Exchanging Members of any right, power or remedy in any one instance shall only be effective in that specific instance, and only by the Exchanging Member expressly giving such waiver, and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion. No waiver of any term, covenant or provision of this Agreement, or consent given hereunder, shall be effective unless given in writing by any Exchanging Member to be bound thereby.
          Section 7.5 Amendment. This Agreement may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed each of by the Company, Parent (with the prior written consent of the independent directors of Parent) and each of the Exchanging Members.
          Section 7.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telecopy or other electronic means, receipt confirmed, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid addressed as follows:
(a)	If to Parent:

57th Street Acquisition Corp. c/o Crumbs Holdings LLC 110 West 40th Street Suite 2100 New York, New York 10018 Attention: Jason Bauer Facsimile: (212) 221-7107
          with a copy to (but which shall not constitute notice to Parent):
Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attention: Bruce Mendelsohn Facsimile: (212) 872-1002
(b)	If to the Company:

Crumbs Holdings LLC 110 West 40th Street Suite 2100 New York, New York 10018 Attention: Jason Bauer Facsimile: (212) 221-7107

          with a copy to (but which shall not constitute notice to the Company):
Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attention: Bruce Mendelsohn Facsimile: (212) 872-1002
          (c) If to any Exchanging Member, at the address specified on Exhibit C hereto or an applicable Joinder Agreement;
or to such other address as may be specified from time to time by the parties in a notice to the other parties given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telecopied, mailed or sent by courier.
          Section 7.7 Successors and Assigns; Joinder Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, neither Parent nor the Company shall have the right to assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the independent directors of Parent or the Company, as the case may be, and all of the other parties hereto, and any such assignment without such consent shall be void and have no effect on the rights of the Exchanging Members hereunder. Any Exchanging Member shall be entitled to assign any or all of his, her or its rights hereunder in conjunction with the assignment or transfer of his, her or its New Crumbs Class B Exchangeable Units or the right to receive such units to a third party that is not prohibited by the New Crumbs LLC Agreement, the Lock-Up Agreements (as defined in the Business Combination Agreement) or the Business Combination Agreement (a “Permitted Transferee”). All Permitted Transferees shall be required to become a party to this Agreement as an Exchanging Member by executing a Joinder Agreement and Parent and the Company shall counter sign and deliver to such Permitted Transferee an executed Joinder Agreement promptly following receipt of a validly executed Joinder Agreement from such Permitted Transferee.
          Section 7.8 Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably and would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, in addition to any other remedy to which he, she or it may be entitled at law or in equity, each party will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions, without bond or other security being required. Except as expressly provided herein, the rights and remedies created by this Agreement are cumulative and in addition to any other rights and remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which such party may be entitled.

          Section 7.9 Governing Law. THIS AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES THEREOF.
          Section 7.10 Submission To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF DELAWARE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY ACCEPTS FOR SUCH PARTY AND IN RESPECT OF SUCH PARTY’S PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT SUCH PARTY’S ADDRESS REFERRED TO IN SECTION 7.6 OF THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
          Section 7.11 Waiver Of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.
          Section 7.12 Entire Agreement.This Agreement, the Business Combination Agreement and the documents or instruments referred to herein and therein, including any exhibits and schedules attached hereto and thereto, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement and such other agreements supersede all prior agreements and the understandings among the parties with respect to such subject matter.
          Section 7.13 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
          Section 7.14 Counterparts. This Agreement may be executed (including by facsimile or other electronic transmission) in one or more separate counterparts, each such counterpart being deemed an original instrument, and all such counterparts will together constitute the same agreement.
[Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, all as of the date first above written.

57TH STREET GENERAL ACQUISITION CORP.
By:	/s/ Paul D. Lapping
	Name:	Paul D. Lapping
	Title:	CFO, Secretary and Treasurer

CRUMBS HOLDINGS LLC
By:	/s/ Jason Bauer
	Name:	Jason Bauer
	Title:	Chief Executive Officer

EXCHANGING MEMBERS CRUMBS, INC.
By:	/s/ Jason Bauer
	Name:	Jason Bauer
	Title:	President

/s/ Jason Bauer
Name: Jason Bauer

/s/ Mia Bauer
Name: Mia Bauer

/s/ Victor Bauer
Name: Victor Bauer

[Signature Page to Exchange and Support Agreement]

S-1

EHL HOLDINGS LLC
By:	/s/ Edwin Lewis
	Name:	Edwin Lewis
	Title:	Chairman

/s/ John D. Ireland
Name: John D. Ireland

[Signature Page to Exchange and Support Agreement]

S-2

EXHIBIT A
Exchange Notice
[To:	Crumbs Holdings LLC 110 West 40th Street Suite 2100 New York, New York 10018]

Date:	[ ]
Gentlemen:
     Pursuant to the Exchange and Support Agreement, dated May 5, 2011, the undersigned hereby directs Crumbs Holdings LLC to (i) exchange the number of New Crumbs Class B Exchangeable Units set forth below for Reciprocate Common Stock and (ii) deliver such Reciprocate Common Stock to the Designated Recipient set forth below. Attached to this notice are the applicable Class B Units Certificate(s) and Series A Preferred Certificate(s).
DESCRIPTION OF SHARES TENDERED

New Crumbs Class B Exchangeable Units			Parent Series A Voting Preferred Stock
	Total Number of			Total Number of
	Shares	Number of		Shares	Number of
Certificate	Represented by	Shares	Certificate	Represented by	Shares
Number(s)	Certificates	Exchanged (1)	Number(s)	Certificates	Redeemed (1)

(1)	Unless otherwise indicated, it will be assumed that all shares represented by the certificates described above are being exchanged or redeemed, as applicable. The aggregate number of shares of Parent Series A Voting Preferred Stock being redeemed must equal the aggregate number of shares of New Crumbs Class B Exchangeable Units being exchanged divided by the Preferred Stock Voting Multiple. Failure to comply with this requirement will result in this notice being deemed invalid.
DELIVERY OF RECIPROCATE COMMON STOCK

Book-Entry Election
	Number of Shares of	(Please Check A or B) (1)
Name, address and Taxpayer ID Number of Designated	Reciprocate Common	A. Certificate	B. Book-Entry
Recipient	Stock to be Delivered	Form	Form
		☐	☐

		☐	☐

		☐	☐

		☐	☐

		☐	☐

(1)	Unless otherwise indicated, it will be assumed in each case that Reciprocate Common Stock shall be delivered in certificate form to the Designated Recipient. Book-entry delivery may only be elected in accordance with the terms and conditions of the Exchange and Support Agreement.
Proposed Exchanged Date (minimum 3 Business Days in advance): ______________________
For each Designated Recipient of Reciprocate Common Stock taking delivery by book-entry transfer made to an account maintained by the depositary with the book-entry transfer facility,

complete the following (only participants in the book-entry transfer facility may receive Reciprocate Common Stock by book-entry transfer):

Name of Designated Recipient
(must exactly match name	Name of Institution Receiving
supplied above)	Reciprocate Common Stock	Account Number	Transaction Code Number

Name and signature of Exchanging Member:

(print name)

(signature)

EXHIBIT B
Share Notice
To:	57th Street General Acquisition Corp. c/o Crumbs Holdings LLC 110 West 40th Street Suite 2100 New York, New York 10018

Date:	[ ]
Gentlemen:
     Pursuant to the Exchange and Support Agreement, dated [     ], on behalf of the Exchanging Member, the Company hereby directs Parent to deliver [   ] shares of Reciprocate Common Stock in exchange for the number of New Crumbs Class B Exchangeable Units set forth in the executed Exchange Notice attached hereto. Attached to this notice are the applicable Series A Preferred Certificate(s).

Very Truly Yours, Crumbs Holdings LLC
By:
Name:
Title:

EXHIBIT C
Exchanging Member Notices

Name	Address
Jason Bauer	Crumbs Holdings LLC
110 West 40th Street
Suite 2100
New York, New York 10018
Attention: Jason Bauer
Facsimile: (212) 221-7107

Mia Bauer	c/o Jason Bauer
Crumbs Holdings LLC
110 West 40th Street
Suite 2100
New York, New York 10018
Attention: Jason Bauer
Facsimile: (212) 221-7107

Victor Bauer	254 East 68th Street
Apt 26B
New York, NY 10065
Facsimile: (646) 619-4878

Crumbs, Inc.	c/o Crumbs Holdings LLC
110 West 40th Street
Suite 2100
New York, New York 10018
Attention: Jason Bauer
Facsimile: (212) 221-7107

EHL Holdings LLC	220 S. Morris St. Box 8
Oxford, MD 21654
Facsimile: (410) 673-1385
Attention: Edwin Lewis

John D. Ireland	c/o Crumbs Holdings LLC
24764 Pealiquor Rd
Denton, MD 21629
Facsimile: (410) 673-1385